Exhibit 99.2

Mylan to Acquire Agila to Create Leading Global Injectables Platform
Acquisition expected to be immediately accretive to adjusted diluted EPS upon closing

PITTSBURGH-Feb. 27, 2013-Mylan Inc. (Nasdaq: MYL) today announced that it has signed a definitive agreement to acquire Agila Specialties Private Limited, a developer, manufacturer and marketer of high-quality generic injectable products, from Strides Arcolab Limited (BSE: 532531, NSE: STAR) for $1.6 billion in cash. The acquisition of Agila will create a global injectables leader, significantly expanding and strengthening Mylan's global injectables platform and providing Mylan entry into new high-growth geographic markets. The acquisition is expected to be immediately accretive to Mylan's adjusted diluted earnings per share following closing. The transaction is expected to close in the fourth quarter of 2013, subject to regulatory approvals and certain closing conditions.

Mylan CEO Heather Bresch commented, “The addition of Agila to our existing injectables platform will immediately create a new, powerful global leader in this fast-growing, attractive market segment and accelerate our target of becoming a top-three global player in injectables. Further, the acquisition of this unique asset delivers on several of Mylan's strategic growth drivers by further expanding and diversifying our product portfolio and geographic reach, strengthening our presence in the institutional channel, and positioning us to maximize our generic biologics portfolio. Agila's broad product portfolio and pipeline, which is very complementary to Mylan's, is the result of best-in-class research and development and an industry-leading track record of securing product approvals. Importantly, Agila will bring us one of the most state-of-the-art, high quality injectables manufacturing platforms in the industry. Our significantly expanded manufacturing capacity will allow us to vertically integrate our injectables platform and fast-track our ability to pursue additional product opportunities and partnerships to facilitate long-term growth. We are excited to welcome the Agila employees to our growing global team and anticipate a seamless and rapid integration of the Agila business.”

Mylan President Rajiv Malik added, “By combining Agila's strong injectables capabilities with Mylan's powerful global engine, we will catapult our injectables business to a new level. Agila will bring Mylan one of the deepest and broadest global injectables portfolios in the industry, and together we will have more than 700 marketed injectables products and a global pipeline of more than 350 injectables products pending approval. In addition, Agila will further expand Mylan's geographic footprint, providing us with entry into key growth markets, such as Brazil, and position us to leverage our global portfolio in these exciting markets, in line with our mission of providing the world's 7 billion people access to high quality medicine.”

Mylan CFO John Sheehan said, “This is a financially and strategically compelling transaction, which is consistent with Mylan's stated acquisition strategy and financial commitments. We anticipate that the acquisition will immediately enhance our revenue and earnings growth upon closing, and nearly double our business from injectables in the first full year. Further, this transaction will significantly accelerate achievement of our $1 billion target for our institutional business. Following this transaction, we will maintain pro forma leverage well within our investment-grade parameters, providing us with ample financial flexibility to execute on other opportunities to accelerate our long-term growth targets and continue to maximize shareholder value. We remain committed to maintaining our investment-grade credit profile.”
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Commenting on the transaction, Arun Kumar, executive vice chairman and Group CEO of Strides Arcolab said, “Our investments in the Agila business, together with the operational excellence of our employees, have led to the creation a global, high-quality specialty injectables business with an industry-leading pipeline and best-in-class infrastructure. We believe Agila, its partners, customers and employees across all of its markets will benefit significantly from Mylan's global reach and strong position in the global generic and specialty pharmaceutical sector. I am excited by the combination of our Agila business with Mylan as it allows Mylan to leverage its operational base to become a leading global injectables company in the coming years and offers great opportunities to the employees who have made Agila what it is today. Mylan's long-standing commitment to quality, its track record of integrity and reliability, and powerful global platform make Mylan the perfect fit for this business, both culturally and from a commercial perspective.”

Agila, headquartered in Bangalore, India, will bring Mylan a broad product portfolio of more than 300 filings approved globally and marketed through a network covering 70 countries, including 61 abbreviated new drug applications (ANDAs) approved by the U.S. Food and Drug Administration (FDA). Agila has a global pipeline of approximately 350 filings pending approval, including 122 ANDAs pending FDA approval. Agila's research and development and regulatory track record are reflected in its industry-leading number of approvals and fast approval timeframes. The company currently produces products across nine high-quality manufacturing facilities in India, Brazil and Poland, eight of which have been approved by the FDA. Agila's manufacturing capabilities include vials, pre-filled syringes, ampoules, lyophilization, cytotoxics, and antibiotics. Agila's manufacturing base represents one of the largest steriles capacity in India and one of the largest lyophilization capacities in the world. In addition to its established presence in developed markets, Agila has a strong position in high-growth emerging markets, including Brazil.

Agila's capabilities complement Mylan's existing injectables platform of more than 500 products marketed globally, including 55 ANDAs, and its high quality sterile manufacturing facilities in Ireland and India.

The global generic injectables market is expected to grow at a compound annual growth rate of 13%1 from 2011-2017 driven by patent expiries, outpacing most other dosage forms. The combined Mylan/Agila portfolio will represent approximately 70% of regulated market demand for injectables and the combined R&D platform and manufacturing capabilities will position Mylan to be a significant participant in advanced new technologies to drive future growth.

Transaction Terms

Mylan will pay Strides Arcolab $1.6 billion in cash. The agreement also provides for up to an additional $250 million in potential payments subject to the satisfaction of certain conditions by Strides. Mylan is not assuming any outstanding debt or acquiring the business's cash as part of the transaction. Mylan has obtained a commitment letter from Morgan Stanley for a new $1 billion senior unsecured bridge term loan in connection with the planned acquisition. This bridge, together with internal sources, including available cash and existing lines of credit, is expected to be sufficient to finance the transaction. Mylan expects that its credit profile would not be materially altered as a result of this transaction. The transaction has been unanimously approved by Mylan's board of directors.

Morgan Stanley is serving as financial advisor to Mylan, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as overall legal advisor, assisted by Slaughter and May and Platinum Partners.

This press release includes statements that constitute "forward-looking statements," including with regard to the consummation of the planned transaction and Mylan's expected future performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements and the acquisition may not be immediately accretive to Mylan's adjusted diluted earnings per share following the closing or at all. Factors that could cause or contribute to such differences include, but are not limited to: factors relating to satisfaction of the conditions to the consummation of the transaction, including regulatory approval; the impact and effects of legal or regulatory proceedings, actions or changes; general market perception of the transaction; uncertainties and matters beyond the control of management; the ability of the company to achieve the synergies or other benefits anticipated as a result of the acquisition; the effect of the acquisition on third-party partnerships and customer relationships; any conditions imposed upon the company in connection with obtaining regulatory approvals; and the other risks detailed in the

1 IMS, internal analysis

company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update these statements for revisions or changes after the date of this release.
Mylan is a global pharmaceutical company committed to setting new standards in health care. Working together around the world to provide 7 billion people access to high quality medicine, we innovate to satisfy unmet needs; make reliability and service excellence a habit; do what's right, not what's easy; and impact the future through passionate global leadership. We offer a growing portfolio of more than 1,100 generic pharmaceuticals and several brand medications. In addition, we offer a wide range of antiretroviral therapies, upon which approximately 40% of HIV/AIDS patients in developing countries depend. We also operate one of the largest active pharmaceutical ingredient manufacturers and currently market products in approximately 140 countries and territories. Our workforce of more than 20,000 people is dedicated to improving the customer experience and increasing pharmaceutical access to consumers around the world. But don't take our word for it. See for yourself. See inside. mylan.com

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1 IMS, internal analysis